Exhibit 99.1

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O LIBERTY MEDIA CORPORATION
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. New York City time on July 16, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LMC2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. New York City time on July 16, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V19414-S68517

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

LIBERTY MEDIA CORPORATION

The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5.

	For	Against	Abstain
1. Split-Off Proposal A proposal to approve the redemption by Liberty Media Corporation ("Liberty Media") of each outstanding share of Liberty Media's Series A, Series B and Series C Liberty Braves common stock in exchange for one share of the corresponding series of the common stock of a newly formed, wholly owned subsidiary of Liberty Media, Atlanta Braves Holdings, Inc. (the "Split-Off").	☐	☐	☐
2. Tracking Stock Proposal A proposal to approve the adoption of an amendment and restatement of Liberty Media's restated certificate of incorporation to, among other things, following the completion of the Split-Off, reclassify Liberty Media's then outstanding common stock into three new tracking stocks to be designated the Liberty SiriusXM common stock, the Liberty Formula One common stock and the Liberty Live common stock, and to provide for the attribution of the businesses, assets and liabilities of Liberty Media's existing Liberty SiriusXM Group and Formula One Group among Liberty Media's newly created Liberty SiriusXM Group, Formula One Group and Liberty Live Group.	☐	☐	☐
3. The Liberty SiriusXM Group Recapitalization Proposal A proposal to approve the adoption of an amendment and restatement of Liberty Media's restated certificate of incorporation, in connection with the reclassification of Liberty Media's then outstanding shares of common stock as described in Proposal 2, to, among other things, following the completion of the Split-Off, reclassify each outstanding share of Liberty Media's existing Series A, Series B and Series C Liberty SiriusXM common stock into one newly issued share of the corresponding series of the new Liberty SiriusXM common stock and 0.2500 of a newly issued share of the corresponding series of the new Liberty Live common stock.	☐	☐	☐
4. The Formula One Group Recapitalization Proposal A proposal to approve the adoption of an amendment and restatement of Liberty Media's restated certificate of incorporation, in connection with the reclassification of Liberty Media's then outstanding shares of common stock as described in Proposal 2, to, among other things, following the completion of the Split-Off, reclassify each outstanding share of Liberty Media's existing Series A, Series B and Series C Liberty Formula One common stock into one newly issued share of the corresponding series of the new Liberty Formula One common stock and 0.0428 of a newly issued share of the corresponding series of the new Liberty Live common stock.	☐	☐	☐
5. Adjournment Proposal A proposal to approve the adjournment of the special meeting by Liberty Media from time to time to solicit additional proxies in favor of any of the above listed proposals if there are insufficient votes at the time of such adjournment to approve the above listed proposals or if otherwise determined by the chairperson of the meeting to be necessary or appropriate.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Joint Proxy Statement/Prospectus is available at www.proxyvote.com. V19415-S68517 LIBERTY MEDIA CORPORATION Special Meeting of Stockholders July 17, 2023, 10:30 a.m. Mountain time This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Renee L. Wilm and Brian J. Wendling, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Liberty SiriusXM common stock, Series B Liberty SiriusXM common stock, Series C Liberty SiriusXM common stock, Series A Liberty Braves common stock, Series B Liberty Braves common stock, Series C Liberty Braves common stock, Series A Liberty Formula One common stock, Series B Liberty Formula One common stock and/or Series C Liberty Formula One common stock held by the undersigned at the Special Meeting of Stockholders to be held at 10:30 a.m., Mountain time, on July 17, 2023, via a live webcast accessible at www.virtualshareholdermeeting.com/LMC2023SM, and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE